Exhibit 10.1.2

THIRD AMENDMENT

TO

CARROLL COMMUNITY BANK

EMPLOYEE STOCK OWNERSHIP PLAN

EFFECTIVE JANUARY 1, 2011

WHEREAS, the Carroll Community Bank (the “Bank”) adopted the Carroll Community Bank Employee Stock Ownership Plan, effective January 1, 2011 (the “Plan”); and

WHEREAS, the Bank desires to amend the Plan;

NOW, THEREFORE, pursuant to the rights reserved in Section 13.3 of the Plan, the Plan is hereby amended below as follows:

First Change

 Effective January 1, 2014, The First Amendment is rescinded.

Second Change

Effective January 1, 2014, subsection (d) of Section 3.4 is no longer effective.

IN WITNESS WHEREOF, the duly authorized officers of the Bank have executed this Amendment on this 8th day of December, 2014.